UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2020

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange
2.625% Euro Notes due 2025	ECL 25	New York Stock Exchange
1.000% Euro Notes due 2024	ECL 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Ecolab Inc. (“Ecolab” or the “Company”) is providing as an exhibit to this Current Report on Form 8-K a table (Exhibit 99.1) with supplemental unaudited reportable segment net sales and operating income information for the years ended December 31, 2019 and December 31, 2018 reflecting international operations at the fixed currency exchange rates established by Company management at the beginning of 2020. The exhibit also reflects the following changes to the Company’s segment reporting structure:

Effective in the first quarter of 2020, and in anticipation of the separation of our Upstream Energy business under ChampionX Holding Inc. (a wholly owned subsidiary of Ecolab formed for the purpose of holding the Upstream Energy Business), the Company created the Upstream and Downstream operating segments from the Global Energy operating segment, which was also a reportable segment. The exhibit reflects the elimination of the Global Energy reportable segment and creation of the Downstream operating segment and the Upstream operating segment, which are reported in the Global Industrial reportable segment and newly established Upstream Energy reportable segment, respectively. Also, in the first quarter of 2020, the Company announced leadership changes which allow for shared oversight and focus on the Healthcare and Life Sciences operating segments and established the Global Healthcare and Life Sciences reportable segment. This segment is comprised of the Healthcare operating segment which was previously aggregated in the Global Institutional reportable segment and the Life Sciences operating segment which was previously aggregated in the Global Industrial reportable segment. Additionally, the exhibit reflects the Textile Care operating segment being reported in Other, which had previously been aggregated in the Global Industrial reportable segment. We made other immaterial changes, including the movement of certain customers and cost allocations between reportable segments. The changes noted above were effective in the first quarter of 2020.

The Company is also providing a table (Exhibit 99.2) with supplemental unaudited reportable segment net sales and operating income information for each of the four quarters of 2019 and for the twelve months ended December 31, 2019, reflecting the changes noted above. Ecolab also will publish the attached exhibits on its website located at www.ecolab.com.

The financial information in the tables represents a supplemental presentation of certain of Ecolab’s 2019 and 2018 reportable segment information as explained in this Current Report on Form 8-K and the tables and is not intended to replace the presentation of such information in Ecolab’s Quarterly Reports on Form 10-Q filed with respect to the first, second and third quarters of 2019 and Ecolab’s Annual Reports on Form 10-K filed with respect to the fiscal years ended December 31, 2019 and December 31, 2018.

The information in this Current Report on Form 8-K, including the exhibits attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished pursuant to Item 2.02 of Form 8-K and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

Exhibit No.	Description	Method Of Filing

(99.1)	Supplemental Unaudited Reportable Segment Net Sales and Operating Income Information of Ecolab Inc. for the years ended December 31, 2019 and December 31, 2018.	Filed herewith electronically.

(99.2)	Supplemental Unaudited Reportable Segment Net Sales and Operating Income Information of Ecolab Inc. for each of the quarterly periods ended March 31, June 30, September 30, and December 31, 2019.	Filed herewith electronically.

(104)	Cover Page Interactive Data File.	Embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: April 20, 2020	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary

4